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                          REGISTRATION RIGHTS AGREEMENT



         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of this _____ day of September, 1997 by and between NEOMEDIA TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and GERALD L. WILLIS and GEORGE G. LUNTZ (the "Shareholders").

         WHEREAS, the Company and the Shareholders are parties to a Stock Purchase Agreement dated August 30, 1997 (the "Stock Purchase Agreement");

         WHEREAS, Section 11.7 of the Stock Purchase Agreement provides that the Shareholders' obligations under the Stock Purchase Agreement are subject to, inter alia, the execution of an agreement between the Company and the Shareholders which provides for the registration on the terms and subject to the conditions therein of the common stock of the Company which the Shareholders are entitled to receive under the Stock Purchase Agreement; and

         WHEREAS, Section 8.1 of the Stock Purchase Agreement obligates the Company to use its best efforts to assure that all of the conditions precedent to the Shareholders' obligations under the Stock Purchase Agreement are satisfied;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

         1. Definitions. In addition to the terms that are defined above, the following terms shall have the following meanings as used in this Agreement:

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "NASD" shall have the meaning set forth in Section 4(a)(xiii) of this Agreement.

         "NeoMedia Stock" shall mean the common stock, par value $.01 per share, of the Company.

         "Person" shall mean any individual, corporation, association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), limited liability company, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.


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         "Registrable Shares" shall mean: (i) any NeoMedia Stock issued to the
Shareholders pursuant to the Stock Purchase Agreement; and (ii) any equity securities of the Company issued or distributed to the Shareholders after the date hereof in respect of such NeoMedia Stock by way of any stock dividend, stock split or other distribution, recapitalization or reclassification, and any equity securities of the Company acquired by a Shareholder upon exercise or conversion of any such securities. As to any particular Registrable Share, such Registrable Share shall cease to be a Registrable Share when (A) it has been sold, transferred or otherwise disposed of or exchanged pursuant to a Registration Statement under the Securities Act, (B) it has been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (C) it has been otherwise sold, transferred or otherwise disposed of except in the case of a sale or transfer to a Shareholder's spouse or issue or a trust for her or their benefit.

         "Registration Expenses" shall have the meaning set forth in Section 6(b) of this Agreement.

         "Registration Notice" shall mean the written request which one or both of the Shareholders may provide to the Company pursuant to the provisions of Sections 2 or 3 of this Agreement.

         "Registration Statement" shall mean any appropriate Registration Statement of the Company in a registration that covers the sale of any of the Registrable Shares pursuant to the provisions of Sections 2 or 3 of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

         "SEC" shall mean the Securities and Exchange Commission or any successor agency thereto.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         2.       Registration on Request.

                  (a) At any time after the date of this Agreement and after the Company has publicly reported its financial results for the fourth calendar quarter of 1997, one or both of the Shareholders from time to time may request, pursuant to a Registration Notice, the registration of all or a portion of the Registrable Shares. The Shareholder choosing not to participate in such registration shall not be entitled to exercise his rights under this Section 2 until that Registration Statement is no longer effective. Such Registration Notice shall identify each Shareholder who has requested registration and the number of Registrable Shares to be included in the registration. Within 10 business days of its receipt of the Registration Notice, the Company shall send the Shareholder who was not included in the Registration Notice (the "Nonincluded Shareholder") written notice of the Registration Notice (the "Nonincluded Shareholder Registration Notice"). The Nonincluded Shareholder within 10 business days of its receipt of the Nonincluded Shareholder Notice shall send the Company written notice of the number of shares he desires to have registered in the Registration Statement. If the Nonincluded Shareholder fails to provide such notice to the Company within the 10 business days period, he shall not be entitled to have his shares registered

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until that Registration Statement is no longer effective. The Company shall file within 30 days after its sending of the Nonincluded Shareholder Registration Notice (or within 30 days after its receipt of the Registration Notice, if no Nonincluded Shareholder Registration Notice is required to be sent) a Registration Statement to register the Registrable Shares identified in such Registration Notice and the written notice of the Nonincluded Shareholder and thereafter shall use its best efforts to cause the Registration Statement to become effective. The Shareholders requesting registration pursuant to this
Section 2 may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request by providing a written notice to the Company revoking such request; provided, however, that in the event the Shareholders shall have made a written request for registration which (i) is subsequently withdrawn by the Shareholders before or after the Company has filed a Registration Statement with the SEC in connection therewith which has been declared effective by the SEC or (ii) is not declared effective solely as a result of the failure of Shareholders to take all actions reasonably required in order to have the registration and the related Registration
Statement declared effective by the SEC then, in any such event, the Shareholders shall reimburse the Company for a percentage of the Registration Expenses attributable to the registration as to which the Registrable Shares were to be included. Such percentage shall be equal to a fraction, the numerator of which is the Registrable Shares to which such revocation relates and the denominator of which is all the NeoMedia Shares (including the Registrable Shares) which were to be included in the registration.

                  (b) A registration requested pursuant to this Section 2 shall not be deemed to have been effected unless it has become effective under the Securities Act and has remained effective for at least 270 days or such shorter period as all the Registrable Shares included in such registration have actually been sold thereunder. In addition, if within 60 days after it has become effective, and unless all of the Registrable Shares to be included in such registration have been sold, the offering of Registrable Shares pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration shall be deemed not to have been effected for purposes of this Section 2.

                  (c) The Shareholders may not request a registration pursuant to this Section 2 if (i) the Company has registered pursuant to Section 3 all of the Registrable Shares that the Shareholders have requested to register pursuant to such Section 3 and the Shareholders have sold all of the shares registered pursuant to the Section 3 Registration Statement and (ii) all the Registrable Shares have been registered at least once under either Sections 2 or 3 and the Registrable Shares are eligible for sale under Rule 144 of the Securities Act. Each Shareholder must include on a Registration Notice all of the Registrable Shares owned by him not previously registered and sold.

         3.       Incidental Registrations.

                  (a) Notwithstanding anything to the contrary in this Agreement, the Company shall file on or before February 27, 1998 a Registration Statement which includes all the Registrable Shares and thereafter shall use its best efforts to cause the Registration Statement to become effective to the extent required to permit the disposition of the Registrable Shares to be registered; provided,

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however, that one or both of the Shareholders shall have the right, exercisable by giving written notice to the Company on or before February 13, 1998, to exclude all or a portion of his Registrable Shares from such Registration Statement.

                  (b) Each other time the Company shall determine after the date of this Agreement and after the Company has publicly reported its financial results for the fourth calendar quarter of 1997, to file a Registration Statement under the Securities Act in connection with any NeoMedia Stock owned either by the Company or by any other holders thereof, the Company shall give written notice of its determination to the Shareholders at least 30 days prior to the anticipated filing date of such Registration Statement. Within 10 days after their respective receipt of such notice from the Company, one or both Shareholders may request, pursuant to a Registration Notice, the inclusion in the registration of all or a portion of the Registrable Shares. Such Registration Notice shall identify each Shareholder who has requested registration and the number of Registrable Shares to be included in the registration. Upon its receipt of any such Registration Notice, the Company shall include in the Registration Statement the Registrable Shares identified in such Registration Notice and thereafter shall use its best efforts to cause the Registration Statement to become effective to the extent required to permit the disposition of the Registrable Shares to be registered; provided, however, that
(i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities, the Company may, at its election, give written notice of such determination to each Shareholder and thereupon shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith); and (ii) if such registration involves an underwritten offering, the Shareholders requesting to be included in the Company's registration must sell their Registrable Shares to the underwriters on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate. If a registration requested pursuant to this Section 3 involves an underwritten public offering, any Shareholder requesting to be included in such registration may elect, in writing prior to the effective date of the Registration Statement filed in connection with such registration, not to register such securities in connection with such registration. No registration effected under this Section 3 shall relieve the Company of its obligations to effect registration upon request under Section 2 hereof.

         4.       Registration Procedures.

                  (a) If and whenever the Company is required by the provisions of Sections 2 or 3 of this Agreement to file, or to include Registrable Shares in, a Registration Statement and to use its best efforts to effect or cause the registration of Registrable Shares, the Company also shall as expeditiously as possible:

                           (i) prepare and file with the SEC such amendments and
supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary

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to keep such Registration Statement effective for not less than 270 days and to comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder with respect to the disposition of all the securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Shareholders thereof set forth in such Registration Statement; provided, however, that (A) before filing any such amendments or supplements thereto, the Company shall furnish to the Shareholders covered by such Registration Statement copies of all documents proposed to be filed and (B) the Company shall notify each Shareholder covered by such Registration Statement of any stop order issued or threatened by the SEC, any other order suspending the use of any preliminary prospectus or of the suspension of the qualification of the Registration Statement for offering or sale in any jurisdiction, and take all reasonable actions required to prevent the entry of such stop order, other order or suspension or to remove it if entered;

                           (ii) furnish to each Shareholder and each
underwriter, if applicable, of Registrable Shares covered by such Registration Statement such number of copies of the Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus included in such Registration Statement, in conformity with the requirements of the Securities Act, and such other documents as each Shareholder covered by such Registration Statement may reasonably request in order to facilitate the disposition of the Registrable Shares by such Shareholder;

                           (iii) use its best efforts to register or qualify
such Registrable Shares covered by such registration statement under the state securities or blue sky laws of such jurisdictions as each Shareholder covered by such Registration Statement and, if applicable, each underwriter, may reasonably request, and do any and all other acts and things which may be reasonably necessary to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Shareholder (provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (iii), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

                           (iv) if, at any time when a Prospectus relating to
the Registrable Shares is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such Prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, immediately give written notice thereof to each Shareholder and the managing underwriter or underwriters, if any, of such Registrable Shares and prepare and furnish to each such Shareholder copies of an amended or supplemental Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

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                           (v) use its best efforts to list such Registrable
Shares on any securities exchange on which similar securities of the Company are then listed, and enter into customary agreements including a listing application and indemnification agreement in customary form, provided that the applicable listing requirements are satisfied, and provide a transfer agent and registrar for such Registrable Shares covered by such Registration Statement not later than the effective date of such Registration Statement;


                           (vi) enter into such customary underwriting
agreements and take such other actions as each Shareholder of Registrable Shares being sold or the underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares, including customary indemnification and opinions;

                           (vii) use its best efforts to obtain a "cold comfort"
letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the Shareholders or the underwriters retained by such Shareholders shall reasonably request;

                           (viii) make available for inspection by
representatives of each Shareholder covered by such Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Shareholders or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by such Shareholders or any such representative, underwriter, attorney, accountant or agent in connection with such Registration Statement;

                           (ix) promptly prior to the filing of any document
which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to each Shareholder covered by such Registration Statement and to the managing underwriter or underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such Shareholders or underwriters may reasonably request;

                           (x) otherwise use its best efforts to comply with all
applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

                           (xi) use its best efforts to provide a CUSIP number
for all Registrable Shares not later than the effective date of the applicable Registration Statement, and provide the applicable transfer agents with printed certificates for the Registrable Shares;

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                           (xii) notify counsel for each Shareholder covered by
such Registration Statement and the managing underwriter or underwriters, if any, immediately and confirm the notice in writing, (A) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amendment Prospectus shall have been filed, (B) of the receipt of any comments from the SEC and (C) of any request of the SEC to amend the Registration Statement or amend or supplement the Prospectus or for additional information;


                           (xiii) cooperate with each seller of Registrable
Shares and each underwriter, if any, participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and

                           (xiv) during the period when the Prospectus is
required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

                  (b) Each Shareholder of Registrable Shares shall, upon receipt of any notice from the Company of the happening of any event of the type described in Section 4(a)(iv) hereof, forthwith discontinue disposition of such Registrable Shares covered by such Registration Statement or related Prospectus until such Shareholder's receipt of the copies of the supplemental or amended Prospectus contemplated by Section 4(a)(iv) hereof and, if so directed by the Company, shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Shareholder's possession, of the Prospectus covering such Registrable Shares at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 4(a)(i) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(a)(iv) hereof and including the date when such Shareholder shall have received the copies of the supplemental or amended Prospectus contemplated by Section 4(a)(iv) hereof. If for any other reason the effectiveness of any Registration Statement filed pursuant to Sections 2 or 3 hereof is suspended or interrupted prior to the expiration of the time period regarding the maintenance of the effectiveness of such Registration Statement required by Section 4(a)(i) hereof so that Registrable Shares may not be sold pursuant thereto, the applicable time period shall be extended by the number of days equal to the number of days during the period beginning with the date of such suspension or interruption to and ending with the date when the sale of Registrable Shares pursuant to such Registration Statement may be recommenced.

                  (c) Each Shareholder shall provide the Company upon request with such information about such Shareholder to enable the Company to comply with the requirements of the Securities Act and to execute such certificates as the Company may reasonably request in connection with such information and otherwise to satisfy any requirements of law.


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         5.       Underwritten Registrations.

                  (a) Subject to the provisions of Sections 2, 3 and 4 hereof, any of the Registrable Shares covered by a Registration Statement may be sold, at the Shareholders' request, in an underwritten offering at the discretion of the Shareholder thereof. In the case of any underwritten offering pursuant to
Section 2 hereof, the managing underwriter or underwriters that will administer the offering shall be selected by the Shareholders provided that such underwriter or underwriters are reasonably satisfactory to the Company. In the case of an underwritten offering pursuant to Section 3 hereof, the managing underwriter or underwriters that will administer the offering shall be selected by the Company. All expenses of any such underwritten offering in excess of the expense otherwise payable by the Company pursuant to Section 6 of this Agreement including, but not limited to, printing expenses in excess of the cost to reproduce a prospectus on a photocopying machine, the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including, but not limited to, expenses relating to "road shows" and other marketing activities), the fees of counsel of the Shareholders, NASD underwriter compensation review costs, including NASD filing fees and expenses, fees and expanses of compliance with securities of blue sky laws (including, without limitation, fees and disbursements of counsel for the underwriters or the shareholders, in connection with the blue sky qualifications of the Registrable Shares) and underwriting commissions and discounts shall be paid by the Shareholders.

                  (b) If a registration pursuant to Sections 2 and 3 of this Agreement involves an underwritten offering and the managing underwriter or underwriters in good faith advises the Company in writing that, in its opinion, the number of securities to be included in such registration (including securities of the Company which are not Registrable Shares) exceeds the largest number of securities which can be sold in such offering without having an adverse effect on such offering (including the price at which such securities can be sold), then the Company will include in such registration, on a prorata basis, to the extent of the number which the Company is so advised can be sold in such offering all of the securities of the Company proposed by the Shareholders, the Company or any other holders thereof to be included in such registration. The Company shall not grant any registration rights having priorities that conflict with or are otherwise inconsistent with this Section 5(b).

         6.       Expenses.

                  (a) The fees, costs and expenses of all registrations in accordance with Sections 2 and 3 hereof shall be borne by the Company, subject to the provisions of Sections 2(a) and 6(b) hereof.

                  (b) Subject to Section 5(a) of this Agreement, the fees, costs and expenses of registration to be borne as provided in Section 6(a) hereof shall include, without limitation, all expenses incident to the Company's performance of or compliance with this Agreement including, without limitation, all SEC and stock exchange or NASD registration and filing fees and expenses, reasonable fees and expenses of any "qualified independent underwriter" and its counsel as may be

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

required by the rules of the NASD, fees and expenses of compliance with securities or blue sky laws (including without limitation reasonable fees and disbursements of counsel for the underwriters, if any, in connection with blue sky qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for Registrable Shares and Prospectuses), messenger, telephone and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit and "cold comfort" letters required by or incident to such performance and compliance), securities laws liability insurance (if the Company in its sole discretion decides to obtain such insurance), the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including, without limitation, expenses relating to "road shows" and other marketing activities), the reasonable fees of counsel for the Shareholders in connection with each such registration, the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other persons retained by the Company (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Shares by such Shareholders) (collectively, "Registration Expenses").

         7.       Indemnification.

         (a) The Company shall, and it hereby does, indemnify, defend and hold harmless each of the Shareholders, each other Person who participates as an underwriter in an offering or sale of Registrable Shares and each other Person, if any, who controls such Shareholder or any such underwriter within the meaning of the Securities Act (collectively, the "Shareholder Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company's consent) to which any Shareholder Indemnified Party may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, or otherwise may incur, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Shareholder Indemnified Party is a party thereto) or expenses arise out of or are based upon: (i) the breach by the Company of any of its duties and obligations under this Agreement; (ii) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any preliminary, final or summary Prospectus contained therein, or any amendment or supplement thereto; (iii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iv) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company shall reimburse such Shareholder Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable to any Shareholder Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect


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
thereof) or expense arises out of or is based upon: (x) any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or amendment or supplement thereto or in any such preliminary, final or summary Prospectus in reliance upon and in conformity with written information with respect to such Shareholder furnished to the Company by such Shareholder for use in the preparation thereof; or (y) the failure of a Shareholder Indemnified Party to deliver any amendment or supplement to a Registration Statement which corrects any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement to which such amendment or supplement pertains. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Shareholder Indemnified Party and shall survive the transfer of such securities by such Shareholder.

                  (b) Each Shareholder shall, and he hereby does, indemnify, defend and hold harmless the Company, its directors and officers, each other Person who participates as an underwriter in an offering or sale of Registrable Shares and each other Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act (collectively, the "Company Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with the Company's consent) to which any Company Indemnified Party may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, or otherwise may incur, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Company Indemnified Party is a party thereto) or expenses arise out of or are based upon any act or omission by such Shareholder described in Sections 7(a)(x) and (y) of this Agreement.

                  (c) If the indemnification provided for in this Section 7 shall for any reason be unavailable to any indemnified party under Section 7(a) or 7(b) hereof or is insufficient to hold it harmless in respect of any loss, claim, damage or liability, or any action in respect of any loss, claims, damage or liability, or any action in respect thereof referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof (i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnified party and indemnifying party or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the indemnified party and indemnifying party with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. Notwithstanding any other provision of this Section 7(c), no Shareholder shall be required to contribute an amount greater than the dollar amount of the net proceeds received by such Shareholder with respect to the sale of any such Registrable Shares unless any contribution arises out of or is based on any act or omission by such Shareholder described in Sections 7(a)(x) and (y) of this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


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         8. Rule 144. The Company shall file in a timely manner the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it shall, upon the request of any Shareholder, make publicly available such information), and it will take such further action as any Shareholder may reasonably request, all to the extent required from time to time to enable such Shareholder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Shareholder, the Company shall deliver to such Shareholder a written statement as to whether it has complied with such requirements.


         9. Assignability. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that the Shareholders may not assign this Agreement to any other Person, except a Shareholder's spouse or issue or a trust for her or their benefit, without the Company's prior written consent. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Shares. The Company may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the Shareholders. Any purported assignment in violation of this Section 9 shall be void.

         10. Notices. Any and all notices, designations, consents, offers, acceptances or any other communication shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid), guaranteed overnight delivery or confirmed by facsimile:

              (a)    If to the Company, at:

                     NeoMedia Technologies, Inc.
                     2201 Second Street
                     Suite 100
                     Fort Myers, Florida  33901

                     With a copy to:

                     Barton J. Springer, Esq.
                     Fishman, Merrick, Miller, Genelly, Springer,
                        Klimek & Anderson, P.C.
                     Suite 3500
                     30 North LaSalle Street
                     Chicago, Illinois  60602

              (b) If to any Shareholder, to the address appearing on the books of the Company or of the transfer agent and registrar for its NeoMedia Stock.

         All such notices and communications shall be deemed to have been duly given and effective: when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed by ordinary United States Mail; the next business day after being delivered for mailing to a nationally recognized overnight delivery service; and when receipt acknowledged, if telecopied.

         11. No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Shareholders in this Agreement.

         12. Specific Performance. The Company acknowledges that the rights granted to the Shareholders in this Agreement are of a special, unique and extraordinary character, and that any breach of this Agreement by the Company could not be compensated for entirely by damages. Accordingly, if the Company breaches its obligations under this Agreement, the Shareholders shall be entitled, in addition to any other remedies that they may have, to enforcement of this Agreement by a decree of specific performance requiring the Company to fulfill its obligations under this Agreement.

         13. Severability. If any provision of this Agreement or any portion thereof is finally determined to be unlawful or unenforceable, such provision or portion thereof shall be deemed not to be a part of this Agreement and any portion of such invalidated provision that is not invalidated by such a determination, shall remain in full force and effect.

         14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

         15. Defaults. A default by any party to this Agreement in such party's compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute a default by any other party.

         16. Amendments, Waivers. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the Company and the Shareholders.

         17. Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         18. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         19. Entire Agreement. This Agreement and the Stock Purchase Agreement contain the entire agreement among the parties hereto with respect to the transactions contemplated herein and understandings among the parties relating to the subject matter hereof. Any and all previous agreements and understandings between or among the parties hereto regarding the subject matter hereof are, whether written or oral, superseded by this Agreement.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date aforesaid.

                                     NEOMEDIA TECHNOLOGIES, INC.



                                     By: /s/ CHARLES FRITZ
                                        ----------------------------------------
                                           Name:  Charles Fritz
                                           Title: President


                                     /s/ GERALD L. WILLIS
                                     -------------------------------------------
                                     GERALD L. WILLIS


                                     /s/ GEORGE G. LUNTZ
                                     -------------------------------------------
                                     GEORGE G. LUNTZ